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                                                               EXHIBIT 10.34


                                   FIFTH AMENDMENT TO REVOLVING CREDIT AGREEMENT


         This Fifth Amendment to Revolving Credit Agreement ("Fifth Amendment") is made as of June 29, 1999, by and among PROVANT, Inc. ("Borrower"), a Delaware business corporation having its principal place of business at 67 Batterymarch Street, Suite 500, Boston, Massachusetts 02110, certain banks consisting of Fleet National Bank, a national banking association ("Fleet"), BankBoston, N.A., a national banking association ("BankBoston"), Norwest Bank Iowa, N.A., a national banking association ("Norwest"), and State Street Bank and Trust Company, a Massachusetts trust company ("State Street") (collectively, the "Banks"), and Fleet National Bank, as agent for itself and the other Banks (the "Agent").

                                    RECITALS

         WHEREAS, the Borrower, the Banks, and the Agent previously entered into that certain Revolving Credit Agreement, dated as of April 8, 1998, and subsequently entered into the First, Second, Third and Fourth Amendments thereto (said Revolving Credit Agreement, as so amended prior to the date hereof, the "Credit Agreement"), pursuant to which the Banks have made available to the Borrower a revolving credit loan facility having a maximum available borrowing amount of $75,000,000; and

         WHEREAS, the parties hereto now desire to further amend or modify the Credit Agreement in certain respects to order to (i) permit the restructuring of the direct and indirect ownership by the Borrower of its Subsidiaries, (ii) permit the incurring of certain inter-company debt, (iii) provide for the creation of a new holding company Subsidiary, (iv) provide for additional or confirmatory pledges of stock from certain Subsidiaries; and (v) carry out certain other waivers or modifications of, or consents under, the provisions of the Credit Agreement.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree to modify, amend, and waive certain provisions of the Credit Agreement and to provide for the consent of the Majority Banks as to certain aspects of the transactions described above, in the following manner:

     Section  1.   Definitions.   All  capitalized  terms  used  herein  without
definition shall have the respective meanings provided therefor in the Credit Agreement.

         Section 2. Restructuring; Waiver or Consent Regarding Specific Provisions. Notwithstanding the provisions of Sections 7.13(a), 8.1, 8.3, 8.4 and 8.10 of the Credit Agreement, the Majority Banks hereby grant their waiver of such provisions, as necessary, and their consent in order to permit the following series of transactions:

         (a) the creation of a new Subsidiary, PROVANT Utah, Inc., organized in the State of Utah ("Newco"), as a wholly owned-direct Subsidiary of the Borrower;

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         (b) the contribution by the Borrower to Newco of all of the capital stock of KC Resources Creative Solutions, Inc., MOHR Retail Learning Systems, Inc., Star Mountain, Inc. and Gulliver Ritchie Associates, Inc., all being existing Subsidiaries (the "Intermediate Subsidiaries"); and

         (c) the payment by each of the Intermediate Subsidiaries of a dividend in the form of a promissory note in the stated principal amounts of (i) $18,000,000 as to KC, (ii) $16,000,000 as to MOHR, (iii) $34,000,000 as to Star,
and (iv) $25,200,000 as to GRA, respectively, each being an unsecured 10-year term note with interest at the Prime Rate plus one and one-half percent (1.5%) per annum, adjusted annually, and having no amortization of principal (collectively, the "Inter-company Notes").

         A chart of the new corporate structure of the Borrower and its Subsidiaries is attached hereto as Appendix I and incorporated herein by reference. The transactions described in this Section 2 are collectively referred to as the "Newco Restructuring."

     Section 3. Conditions to Effectiveness. This Fifth Amendment shall become effective only upon completion of the following actions:

         (a) the execution and delivery to the Agent of an Amendment and Confirmation of Guaranty, dated the date hereof and substantially in the form attached hereto as Exhibit A, by each of the Borrower's Subsidiaries;

         (b) the execution and delivery to the Agent by the Borrower and Newco of an Amended and Restated Stock Pledge Agreement, dated the date hereof (the "Restated Pledge Agreement") and substantially in the form attached hereto as Exhibit B, documenting or confirming the pledge to the Agent of (i) all of the capital stock of the Intermediate Subsidiaries held by Newco, (ii) all of the capital stock of Newco held by the Borrower, and (iii) all of the capital stock of all other Subsidiaries which remain directly owned by the Borrower following the Newco Restructuring;

         (c) the physical delivery to, or possession by, the Agent of stock certificates representing all of the outstanding capital stock being pledged in accordance with clause (b) above, accompanied by new or substituted stock power endorsements executed in blank;

         (d) the delivery to the Agent and the other Banks of an opinion letter of Nutter, McClennen & Fish, LLP, counsel to the Borrower and the Subsidiaries, respecting the transactions contemplated by this Fifth Amendment, in a form and addressing such specific matters as may be reasonably requested by the Banks;

         (e) a certificate of an appropriate officer of the Borrower and each Subsidiary which is a party to the documents referenced in clauses (a) - (c) above, certifying as to its charter

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documents and by-laws, the incumbency of signing officers, and the adoption of necessary corporate votes;

         (f) a certificate of legal existence and good standing of PROVANT Utah, Inc. from the Secretary of State of Utah;

         (g) certified copies of the Inter-company Notes;

         (h) a Subordination Agreement, dated the date hereof and substantially in the form attached hereto as Exhibit C, pursuant to which the Inter-company Notes are to be subordinated to the payment of all Indebtedness owing to the Banks under the Loan Documents; and

         (i) such other documents or information as the Agent or any Bank may reasonably request.

         Section 4. Additional Covenants of Borrower. As a condition to the willingness of the Banks to enter into this Fifth Amendment, the Borrower further covenants and agrees, for itself and all of its Subsidiaries, as follows:

         (a) The Borrower shall cause Newco to exist and operate solely for the purposes of (i) owning all of the capital stock of the Intermediate Subsidiaries, and (ii) providing administrative, marketing and related services to the Borrower's Subsidiaries.

         (b) No additional Subsidiaries may be formed or acquired directly or indirectly by the Borrower, except (i) pursuant to the provisions of the Credit Agreement, or (ii) upon the prior written consent of the Majority Banks.

     Section 5. Additional Modifications to Credit Agreement. The parties hereto agree that the Credit Agreement shall be further modified and amended in the following manner:

     (a) In Section 8.1, a new clause (j) shall be added to read as follows:

          "(j) Indebtedness temporarily existing immediately following a Permitted Acquisition, to the extent permitted by Section 8.5.1(c)."

     (b) In Section 8.2, a new clause (ix) shall be added to read as follows:

                  "(ix) liens temporarily existing at the time of any Permitted Acquisition which are not otherwise permitted pursuant to the provisions of this Section 8.2, so long as such liens are terminated in accordance with the provisions of Section 8.5.1(c)."

     (c) In Section 8.5.1, a new clause (c) shall be added to read as follows:

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                  "(c) Notwithstanding the otherwise applicable provisions of
         Sections 8.1 and 8.2 hereof dealing with permitted Indebtedness and liens, the Borrower or any acquiring Subsidiary in a Permitted Acquisition may temporarily allow to remain outstanding any existing purchase money equipment financing arrangement, capital equipment lease or secured or unsecured working capital credit facility which was originated by the company or business which is being acquired as part of the Permitted Acquisition and which is not otherwise permitted to remain outstanding by the provisions of Sections 8.1 and/or 8.2, provided, however, that the foregoing right shall be temporary only so as to permit an orderly post-Acquisition payoff and termination by the Borrower of all such arrangements or facilities not later than fifteen
         (15) days following the date of the Permitted Acquisition."

         (d) The term "Stock Pledge Agreement" appearing in the Credit Agreement or the Loan Documents shall be deemed to mean and refer to the Restated Pledge Agreement.

         Section 6. Loan Documents Ratified and Confirmed. The Credit Agreement, the Notes and each of the other Loan Documents, as specifically supplemented or amended by this Fifth Amendment and the other documents executed in connection herewith, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. The waivers and consents embodied in this Fifth Amendment are limited to the specific matters and circumstances described herein, and no further or additional waiver as to any other obligations under the Credit Agreement shall be deemed to be granted hereby. Without limiting the generality of the foregoing, the Security Documents and all of the collateral described therein do, and shall continue to, secure the payment of all obligations under the Credit Agreement, in each case as amended or supplemented pursuant to this Fifth Amendment.

         Section 7. Bringdown. The Borrower hereby confirms that all representations and warranties with respect to the Borrower and any Subsidiaries contained in the Credit Agreement and each of the other Loan Documents and in any other certificate or document delivered in connection therewith are true and correct as of the date hereof, and that no Default or Event of Default is outstanding or would be created by the consummation of the transactions described herein.

         Section 8. Costs and Expenses. The Borrower agrees to pay on demand all reasonable costs and expenses of the Agent and the Banks, including without limitation all reasonable fees and expenses of counsel, in connection with the preparation, execution and delivery of this Fifth Amendment and the other documents and instruments to be delivered herewith.

         Section 9. Miscellaneous. This Fifth Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Fifth Amendment, it shall not be necessary to produce or account for more than

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one such counterpart signed by the party against whom enforcement is sought.
This Fifth Amendment is intended to take effect as a sealed instrument and shall for all purposes be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts, (excluding the laws applicable to conflicts or choice of law).

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         IN WITNESS WHEREOF, the parties hereto have caused this Fifth Amendment to be duly executed as an instrument under seal as of the date first above written.


                                      PROVANT, INC.


                                      By:/s/ Rajiv Bhatt
                                            Title: Executive Vice President


                                      BANKBOSTON, N.A.


                                      By:/s/ Pamela Kuong
                                            Title: Vice President


                                      FLEET NATIONAL BANK


                                      By:/s/ Susan Mason
                                            Title: Vice President

                                      NORWEST BANK IOWA, N.A.


                                      By:_____________________________
                                            Title:


                                      STATE STREET BANK AND TRUST
                                      COMPANY


                                      By:/s/ Suzanne L. Dwyer
                                            Title: Vice President



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                                     FLEET NATIONAL BANK, as AGENT


                                     By:/s/ Susan Mason
                                          Title: Vice President



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